EXHIBIT 5.1



                                December 11, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Allied Waste Industries, Inc. - Registration Statement on Form
                    S-8 (the "Registration Statement")


Ladies and Gentlemen:

         I have acted as counsel to Allied Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 9,211,784 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In such capacity I have examined the certificate of incorporation, bylaws and corporate proceedings of the Company, and based upon such examination and having regard for applicable legal principles, it is my opinion that the 9,211,784 shares offered by the Company will, when issued as contemplated in the Registration Statement, be validly issued, fully paid and non-assessable, outstanding shares of the Company's Common Stock.

         I consent to the use of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/STEVEN M. HELM
                                          -----------------------------
                                Vice President - Legal and Corporate Secretary